Exhibit 99

Five Star Products, Inc. Reports Record Second Quarter and Six Month Results

Six month revenue climbs 14%; net income increases 172%

New York, NY, August 14, 2007 –Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB), today announced that, through its wholly-owned subsidiary, Five Star Group, Inc., a leading distributor of paint sundry and hardware products in the Northeast and Middle-Atlantic states, its revenue in the second quarter ended June 30, 2007, was $35.9 million compared to compared to $28.9 million in the same period last year. Net income was $567,000, or $0.03 per diluted share, compared to net income of $126,000, or $0.01 per diluted share, in the corresponding period a year ago. The Company reported revenue of $65.8 million for the first six months of 2007, a 13.6% increase over the $57.9 million reported for the same period last year. Net income of $1,027,000 for the first six months ($.06 per fully diluted share) increased 172% as compared to net income of $378,000 ($.03 per fully diluted share) for the six month period ended June 30, 2006. The Company reported that results of the first half of fiscal year 2007 include three months of contribution from the business of Right-Way Dealer Warehouse, Inc., which was acquired on April 5, 2007.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), as stated before stock compensation expense of $138,000, was $1,642,000 for the second quarter of 2007, an increase of 109% compared to the same period last year. For the six months of 2007, Adjusted EBITDA, before stock compensation expense of $180,000, was $2,909,000, an increase of 72% compared to the first six months of 2006.

Leslie Flegel, Five Star Chairman, said,  "The results in the second quarter, where we doubled Adjusted EBITDA over the corresponding quarter last year on a 24% increase in revenue, is a clear indication of our executing the business plan we envisioned when John Belknap and I joined Five Star earlier this year. Of the 24% increase in revenues, 9% derives directly from organic growth; the remainder is attributable to the purchase of Right-Way in April 2007. The substantial increase in profits over last year reflects the organic growth, but also illustrates the importance of a strategic acquisition that was quickly and efficiently integrated into the business by our operating management team led by Bruce Sherman.”

Flegel continued, "Our plan going forward is to continue to seek out acquisitions which will provide greater distribution coverage, improved sourcing opportunities, and expanded products and services.”

John Belknap, Five Star President and CEO, added, "While we are pleased with the Company’s performance in the first six months of this fiscal year, which produced approximately $475,000 more Adjusted EBITDA than all of last year, we are encouraged that there is much more we can accomplish within the operation.  Our plans include state –of-the-art facilities, improving our information technology capabilities which would provide enhanced on-line interaction with our customers and suppliers, and developing a national sales strategy with nationally based retail customers that we can service with an expanded distribution network.  Our Board and management team are confident and excited about our future."

About Five Star Products, Inc.

Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB) is engaged in the wholesale distribution of paint sundry and hardware products in the Northeast and Middle-Atlantic states with particular strength in the greater New York metropolitan area. The Company distributes products to approximately 3,000 independent retail dealers, which include paint stores, independent hardware stores, lumber yards, and do-it yourself centers. The Company distributes a range of private label products sold under the "Five Star" name. Five Star operates two distribution centers, the primary one located in East Hanover, NJ and another in Newington, CT. Five Star is a majority owned subsidiary of National Patent Development Corporation (OTC Bulletin Board:  NPDV.OB).

About National Patent Development Corporation

National Patent Development Corporation (OTC Bulletin Board:  NPDV.OB), is the majority owner of Five Star.  National Patent also owns and operates an optical plastics business through its wholly owned subsidiary, MXL Industries, Inc. In addition, National Patent owns approximately 3% of the common stock of Indevus Pharmaceuticals, Inc. (NASDAQ: IDEV) and certain other non-core assets including real estate.

Safe Harbor Statement

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies and financial position, working capital and capital expenditure needs, growth opportunities, and any statements of belief and any statements of assumptions underlying any of the foregoing. The Company has no material third party commitments with respect to growth plans.  There is no assurance that specific plans can be executed or, if executed, will be successful from an operational or financial standpoint.  These plans could require capital beyond the funds presently available to the Company.

These forward-looking statements reflect current views of the management of Five Star Products, Inc. with respect to future events and financial performance and are subject to certain risks, uncertainties, assumptions and changes in condition that could cause actual results to differ materially from those in the forward-looking statements, all of which are difficult to predict and many of which are beyond the control of Five Star Products including, but not limited to the risks, uncertainties, assumptions and changes in condition detailed in Five Star Products' periodic reports and registration statements filed with the Securities and Exchange Commission.

Five Star Products, Inc. does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

Contact:
Five Star Products, Inc.
Dean Heine 646-742-1630

Tables follow:

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Sales	$35,926	$28,938	$65,788	$57,890
Cost of goods sold (net of vendor allowances)	29,671	24,023	54,804	48,370
Gross margin	6,255	4,915	10,984	9,520

Selling, general and administrative expenses (net of vendor allowances)	(4,837)	(4,215)	(8,427)	(7,983)

Operating income	1,418	700	2,557	1,537

Other income (loss)	10	(1)	28	6

Interest expense	(515)	(476)	(858)	(869)

Income before income taxes	913	223	1,727	674

Income tax expense	(346)	(97)	(700)	(296)

Net income	$567	$126	$1,027	$378

Net income per share
Basic	$.04	$.01	$.07	$.03
Fully diluted	$.03	$.01	$.06	$.03

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS

Current assets
Cash	$3	$3
Accounts receivable, net	20,048	10,520
Inventory	26,806	21,744
Deferred income taxes	624	652
Prepaid expenses and other current assets	446	520
Total current assets	47,927	33,439

Machinery and equipment, net	661	530
Deferred income taxes	193	166
Other assets	924	362
	$49,705	$34,497

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$24,262	$17,664
Accounts payable and accrued expenses (including due to affiliates of $94 and $79)	16,123	9,313
Note payable to National Patent Development Corporation	2,800	2,800
Total current liabilities	43,185	29,777

Interest rate collar	1	6
Total Liabilities	43,186	29,783

Stockholders' equity
Common stock	193	173
Additional paid-in capital	9,359	8,552
Accumulated deficit	(2,468)	(3,495)
Accumulated other comprehensive income	135	184
Treasury stock, at cost	(700)	(700)
Total stockholders' equity	6,519	4,714

	$49,705	$34,497

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES
Non-GAAP Reconciliation - EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Net income	$567	$126	$1,027	$378
Interest expense, net	505	477	830	863
Income tax expense	346	97	700	296
Depreciation and amortization	86	86	172	150
EBITDA	1,504	786	2,729	1,687
Stock compensation expense	138		180
Adjusted EBITDA	$1,642	$786	$2,909	$1,687

EBITDA is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income. EBITDA should not be considered as a substitute either for net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA is calculated as EBITDA prior to non-cash stock compensation expense.